UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2010

American Realty Capital New York Recovery REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-163069	27-1065431
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On October 1, 2010, American Realty Capital New York Recovery REIT, Inc. (the “Company”), through its sponsor, American Realty Capital III, LLC, entered into a purchase and sale agreement (the “Purchase and Sale Agreement”) to acquire a portfolio of five retail condominiums (the “Portfolio”) located on Bleecker Street in the Greenwich Village neighborhood of Manhattan, New York.  The Portfolio is 100% leased to a roster of high-end fashion tenants, including Marc Jacobs, Michael Kors, Burberry, Mulberry and A.P.C.  The five leases have maturities ranging from 2016 to 2022 and all have 3% annual rent escalations.  The seller consists of Bleecker Street Condo, LLC, 382/384 Bleecker, LLC, 382/384 Perry Retail, LLC and BCS 387, LLC.

The purchase price for the Portfolio is $34,000,000, exclusive of closing costs.  The closing of the acquisition will occur on or before December 1, 2010.

The Company expects to fund the acquisition of the Portfolio with proceeds from its ongoing offering.  The Company may finance the acquisition post closing, however, there is no guarantee that it will be able to obtain financing on terms that it believes are favorable or at all.

The foregoing description of the Purchase and Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase and Sale Agreement filed as Exhibit 10.15 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(a)(4)       The audited financial statements relating to the Portfolio required by Rule 3-14 of Regulation S-X are not included in this Current Report on Form 8-K. The Company will file such audited Financial Statements with the U.S. Securities and Exchange Commission within 71 calendar days of the date of this Current Report on Form 8-K.

(d)           Exhibits

Exhibit No.	Description
10.15
Purchase and Sale Agreement, dated as of October 1, 2010, by and between Bleecker Street Condo, LLC, 382/384 Bleecker, LLC, 382/384 Perry Retail, LLC and BCS 387, LLC, as Seller and American Realty Capital III, LLC, as Purchaser

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL TRUST, INC.

Date: October 6, 2010	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and Chairman of the Board of Directors